UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): FEBRUARY 25, 2005

YOUTHSTREAM MEDIA NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27556	13-4082185
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification Number)

244 Madison Avenue, PMB #358, New York, New York 10016
(Address of principal executive offices, including Zip Code)

Registrant's telephone number, including area code: (212) 883-0083

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 25, 2005, YouthStream Media Networks, Inc. ("YouthStream") and its newly-formed subsidiary, YouthStream Acquisition Corp., a Delaware corporation ("Acquisition Corp." and together with YouthStream, collectively, the "Company") entered into definitive agreements with KES Holdings, LLC, a Delaware limited liability company ("KESH"), and Atacama Capital Holdings, Ltd., a British Virgin Islands company ("Atacama" and together with KESH, collectively, the "Sellers") with respect to the acquisition of KES Acquisition Company, LLC ("KES Acquisition"), the owner and operator of Kentucky Electric Steel, a steel mini-mill (the "Mill") located in Ashland, Kentucky (the "Acquisition"). Pursuant to these agreements, YouthStream, through Acquisition Corp., will acquire 100% of the membership interests of KES Acquisition by acquiring (i) a 37.45% membership interest from KESH and (ii) all of the capital stock of a wholly-owned subsidiary of Atacama, the owner of the remaining 62.55% membership interest in KES Acquisition. As consideration for the Acquisition, Acquisition Corp. will issue to the Sellers (i) $40 million in promissory notes (the "Notes"), (ii) 25,000 shares of Series A Non-Convertible Preferred Stock (the "Series A Preferred Stock") with an aggregate liquidation value of $25 million and (iii) 100% of its authorized shares of Series B Non-Voting Common Stock. YouthStream will also contribute an aggregate of $500,000 in cash to Acquisition Corp. as consideration for the issuance by Acquisition Corp. of 100% of its Series A Voting Common Stock. In addition, YouthStream will periodically be required to purchase shares of Series B Preferred Stock of Acquisition Corp. The transaction is expected to close on or about February 28, 2005, subject to customary closing conditions.

The Mill has been producing steel for approximately fifty years, and was acquired by the Sellers through a bankruptcy proceeding in September 2003. The Sellers subsequently refurbished the Mill, which has been generating revenues since late January 2004.

As a result of these transactions, YouthStream will own 80.01% of the common stock, and 100% of the voting stock, of Acquisition Corp. The remaining 19.99% common stock interest in Acquisition Corp. will be owned by the Sellers. YouthStream will consolidate the operations of the Mill through its ownership of KES Acquisition effective from the closing date.

The holders of each share of Series A Preferred Stock will be entitled to receive a cumulative dividend at an annual rate of 13% of the sum of (x) $1,000 and (y) all accrued but unpaid dividends. The Series A Preferred Stock contains a liquidation preference equal to $1,000 per share, plus accrued but unpaid dividends, and is redeemable out of, and to the extent of, legally available funds, at a redemption price equal to the sum of (x) $1,000 and (y) all accrued but unpaid dividends on the earlier to occur of (i) any liquidation of Acquisition Corp. or (ii) the occurrence of an event of default under the Note Purchase Agreement pursuant to which the Notes are being issued. In addition, beginning with the second anniversary of the initial issuance of the Series A Preferred Stock, Acquisition Corp. will be required to use "free cash" (as that term is defined in the Securities Purchase Agreement) to commence redeeming shares of Series A Preferred Stock in increments of at least $4 million, with limited exceptions.

The Notes will bear interest at the rate of 8% per annum, payable quarterly, but will be subordinate in right and payment of up to $40 million of senior debt, including existing debt obligations in favor of General Electric Capital Corporation ("GECC"). Scheduled principal payments will commence in (i) February 2007 with respect to the $19 million principal amount of Notes issued in favor of KESH and (ii) February 2011 with respect to the $21 million principal amount of Notes issued in favor of Atacama. In addition, the Notes require additional quarterly principal payments out of "free cash" as that term is defined in the Note Purchase Agreement. The obligations of Acquisition Corp. under the Notes are secured by a limited guaranty by YouthStream, which guaranty is secured by and limited in recourse solely to a pledge by YouthStream of all of its interest in Acquisition Corp.

Since the Sellers' acquisition, the Mill has been operating under a Management Services Agreement with Pinnacle Steel, LLC (the "Pinnacle Agreement"), which agreement will remain in effect following the closing. The principals of Pinnacle Steel LLC that manage the Mill have significant experience and expertise in the steel industry. The Pinnacle Agreement will remain in effect through January 31, 2009, subject to earlier termination or extension based on the financial performance of the Mill. Pinnacle is entitled to a monthly management fee and a management incentive fee as provided in the Pinnacle Agreement.

Subsequent to the Seller's acquisition of the Mill, KES Acquisition has issued an aggregate of $7,000,000 of subordinated promissory notes to the Sellers and certain of their respective affiliates (the "Bridge Notes"). Proceeds from the Bridge Notes were used to accelerate and expand the operations of the Mill. The Bridge Notes bear interest at the rate of 12% per annum, with principal and interest due and payable upon the earlier to occur of (i) an event of default under the Loan and Security Agreement with GECC and (ii) August 31, 2005.

Robert Scott Fritz, a director of YouthStream, is an investor in KESH. Hal G. Byer, another director of YouthStream, is an employee of affiliates of Libra Securities Holdings, LLC (collectively, "Libra"), the Manager of KESH and has an economic interest in KESH through his relationship with Libra. Certain other affiliates of Libra are also investors in KESH, including trusts for the benefit of Jess M. Ravich (the "Ravich Trusts") and certain of his family members. Mr. Ravich is a principal of Libra and holds 1,860,000 shares of YouthStream's common stock and warrants to purchase 500,000 shares of YouthStream's common stock exercisable through August 31, 2008, as well as 1,000,000 shares of YouthStream's redeemable preferred stock. Through his positions at Libra, Mr. Ravich has managed the business of KES Acquisition through the closing date of the transactions described herein. Bridge Notes with a principal amount of $1,650,000 are payable to the Ravich Trusts and $450,000 of principal amount of Bridge Notes are payable to Libra. Messrs. Fritz and Byer have each previously acquired an option from the Ravich Trusts for $2,500 ($0.04 per share) to purchase 62,500 shares of YouthStream's redeemable preferred stock issued to the Ravich Trusts in January 2003, exercisable at $0.36 per share until December 31, 2006 or earlier upon the occurrence of certain events.

On February 25, 2005, YouthStream issued a press release announcing that it entered into the definitive agreements described herein. A copy of the press release is attached hereto and is incorporated herein by reference.

ITEM 9.01 —	FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

A list of exhibits required to be filed as part of this report is set forth in the Index to Exhibits, which immediately precedes such exhibits, and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YOUTHSTREAM MEDIA NETWORKS, INC.

(Registrant)

Date: February 25, 2005

By:    /s/ ROBERT N. WEINGARTEN

Robert N. Weingarten Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press release dated February 25, 2005